EXHIBIT E
            SECOND AMENDED AND RESTATED GUARANTY AGREEMENT - BANK ONE

         THIS AMENDED AND RESTATED GUARANTY AGREEMENT - BANK ONE, dated as of September __, 2001 (this "Guaranty"), made by AMCAST INDUSTRIAL CORPORATION, an Ohio corporation (the "Guarantor"), in favor of BANK ONE, INDIANA, NATIONAL ASSOCIATION ("Bank One").

         Casting Technology Company, an Indiana general partnership (the "Company"), has entered into a Credit Agreement of even date herewith (such agreement, as it may be amended from time to time, the "Credit Agreement"), with Bank One, pursuant to which the Bank One has agreed to continue to provide certain credit facilities to the Company in an aggregate principal amount not to exceed $15,356,000.

         The Credit Agreement is a continuation of a Credit and Intercreditor Agreement dated August 26, 1999 (as amended, the "Prior Credit Agreement"), among, the Company, Bank One, The Asahi Bank, Ltd., and Bank One as agent. In connection with the Prior Credit Agreement, the Guarantor entered into an Amended and Restated Guaranty Agreement - Bank One dated as of August 26, 1999 (as amended, the "Prior Guaranty"), in favor of Bank One.

     Amcast Casting Technologies, Inc. ("Casting") is a general partner of the Company, and the Guarantor is the parent corporation of Casting.

         As a condition to the effectiveness of the Bank One's obligations under the Credit Agreement, the Guarantor is required to enter into this Guaranty, amending and restating the Prior Guaranty, to guarantee, among other things, certain obligations of the Company to Bank One under the Credit Agreement and the Notes held and to be held by Bank One.

         The Guarantor has participated in the drafting and negotiation of the Credit Agreement, the Notes, the Security Documents, and all other documents, agreements, instruments and certificates furnished by or on behalf of the Company in connection therewith (all of the foregoing being herein collectively referred to as the "Operative Documents"), and the Guarantor has determined that it is in its interest and to its financial benefit that the parties to the Operative Documents enter into the transactions contemplated thereby.

         Guarantor and Bank One have entered into an agreement pursuant to which Bank One agrees to standstill from exercising its rights hereunder for a certain period of time.

         THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, and as further consideration, and to induce Bank One to enter into the transactions contemplated by the Operative Documents, the Guarantor agrees with Bank One as follows:

         1. Guarantee of Obligations. (a) The Guarantor (i) guarantees to Bank One the prompt payment of the principal of the loans made to the Company by Bank One as a lender under the Credit Agreement (including those loans which were made pursuant to the Prior Credit Agreement) but in no event more than $15,356,000 (the "Commitment") and any and all accrued and unpaid interest on the loans and fees on the Commitment when due, whether by scheduled maturity, acceleration or otherwise, all in accordance with the terms of the Credit Agreement and the Notes held and to be held by Bank One, and (ii) agrees to make prompt payment, on demand, of any and all costs and expenses incurred by Bank One in connection with enforcing the obligations of the Guarantor hereunder, including without limitation, the reasonable fees and disbursements of counsel (all of the foregoing being collectively referred to as the "Guaranteed Obligations").

         (b) If for any reason any of the Guaranteed Obligations shall not be paid in full when the same becomes due and payable, the Guarantor undertakes to pay forthwith each such amount to Bank One regardless of any defense or setoff or counterclaim which the Company may have or assert, and regardless of any other condition or contingency. If the Guarantor shall make any payments in respect of the Guaranteed Obligations, the Guarantor shall be subrogated pro tanto to the rights of Bank One in connection therewith, provided, however, that no such rights of subrogation or any other rights of the Guarantor against the Company in connection with the transactions contemplated hereby shall accrue or be exercisable by the Guarantor until all principal of and accrued and unpaid interest on the Loans and other amounts due under the Operative Documents shall have been paid in full to Bank One and not be subject to any revocation or rescission.

         (c) The date and amount of advances of principal made by Bank One in respect of the Loans and of each payment of principal and interest thereon received by Bank One, and the aggregate principal amount thereof and accrued interest thereon shown upon the books and records of Bank One, and in any certificate delivered by Bank One to the Guarantor in respect thereof, shall be prima facie evidence of the principal amount and accrued interest owing and unpaid on the Loans. The failure to record any such information on such books and records shall not, however, limit or otherwise affect the obligations of the Company to repay the principal amount of the Loans together with accrued interest thereon or the obligations of the Guarantor hereunder with respect to the Guaranteed Obligations.

         2. Nature of Guaranty. Subject to paragraph 8(b), this Guaranty is an absolute and irrevocable guaranty of payment and not a guaranty of collection and is wholly independent of and in addition to other rights and remedies of Bank One and is not contingent upon the pursuit by Bank One of any such rights and remedies, such pursuit being waived by the Guarantor.

         3. Waivers and Other Agreements. The Guarantor unconditionally (a) waives any requirement that Bank One, in the event of any default by the Company, first make demand upon, or seek to enforce remedies against, the Company before demanding, payment under or seeking to enforce this Guaranty, (b) covenants that this Guaranty will not be discharged except by full payment of the Guaranteed Obligations, (c) agrees that this Guaranty shall remain in full force and effect without regard to, and shall not be affected or impaired, without limitation, by any invalidity, irregularity or unenforceability in whole or in part of any of the Operative Documents, or any limitation on the liability of the Company thereunder, or any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever, (d) waives diligence, presentment and protest with respect to, and any notice of default or dishonor in the payment of any amount at any time payable by the Company under or in connection with, any of the Operative Documents, and further waives any requirement of notice of acceptance of, or other formality relating to, this Guaranty and (e) agrees that the Guaranteed Obligations shall include any amounts paid by the Company to Bank One which may be required to be returned to the Company or to its representative or to a trustee, custodian or receiver for the Company.

         4. Obligations Absolute. Subject only to the terms of the Amcast Forbearance Agreement, the obligations, covenants, agreements and duties of the Guarantor under this Guaranty shall not be released, affected or impaired by any of the following, whether or not undertaken with notice to or consent of the
Guarantor: (a) any assignment or transfer, in whole or in part, of the Loans, or any of the Operative Documents, or (b) any waiver by Bank One or by any other person of the performance or observance by the Company of any of the agreements, covenants, terms or conditions contained in any of the Operative Documents, or
(c) any indulgence in or the extension of the time for payment by the Company of any amounts payable under or in connection with any of the Operative Documents, or of the time for performance by the Company of any other obligations under or arising out of any of the Operative Documents, or the extension or renewal thereof, or (d) the modification, amendment or waiver (whether material or otherwise) of any duty, agreement or obligation of the Company set forth in any of the Operative Documents (the modification, amendment or waiver from time to time of the Credit Agreement, the Note or any of the Security Documents to which the Company is a party being expressly authorized without further notice to or consent of the Guarantor), or (e) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of the Company, or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings, affecting the Company or any of its assets, or (f) the release of any security, if any, for the obligations of the Company under any of the Operative Documents, or the impairment of or failure to perfect an interest in any such security, or (g) the merger or consolidation of the Company or the Guarantor with any other person, or (h) the release or discharge of the Company or the Guarantor from the performance or observance of any agreement, covenant, term or condition contained in any of the Operative Documents, by operation of law, or (i) any other cause whether similar or dissimilar to the foregoing which would release, affect or impair the obligations, covenants, agreements or duties of the Guarantor hereunder.

     5. Representations and Warranties. As of the date hereof and as of the date of each Loan made by Bank One to the Company, the Guarantor represents and warrants that:

                  (a) Corporate Existence and Power. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of State of Ohio and is duly qualified to do business in each additional Jurisdiction where such qualification is necessary under applicable law except where the failure to so qualify would not have a material adverse effect on the Guarantor. The Guarantor has all requisite corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted, and to execute and deliver this Guaranty and to engage in the transactions contemplated by this Guaranty.

                  (b) Corporate Authority. The execution, delivery and performance by the Guarantor of this Guaranty are within its corporate powers, have been duly authorized by all necessary corporate action and are not in contravention of any law, rule or regulation, or of any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of the Guarantor's articles or code of regulations, or of any contract or undertaking to which the Guarantor is a party or by which it or its property may be bound or affected.

                  (c) Binding Effect. This Guaranty is the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

                  (d) Subsidiaries. Annex I hereto correctly sets forth the corporate name, jurisdiction of organization, and ownership percentage with respect to each Subsidiary of the Guarantor. Each such Subsidiary and each corporation becoming a Subsidiary of the Guarantor after the date hereof is and will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is and will be duly qualified to do business in each additional jurisdiction where such qualification is or may be necessary under applicable law except where the failure to so qualify would not have a material adverse effect on the Guarantor. Each Subsidiary of the Guarantor has and will have all requisite power to own its properties and to carry on its business as now being conducted and as proposed to be conducted. All outstanding shares of capital stock of each class of each corporate Subsidiary of the Guarantor have been and will be validly issued and are and will be fully paid and nonassessable and, except as otherwise indicated in Annex I hereto or disclosed in writing to Bank One from time to time, are and will be owned, beneficially and of record, by the Guarantor or another Subsidiary of the Guarantor free and clear of any liens, charges, encumbrances or rights of others whatsoever.

                  (e) Litigation. Except as set forth on Exhibit A, there is no action, suit or proceeding pending or, to the best of the Guarantor's knowledge, threatened against or affecting the Guarantor or any of its Subsidiaries before or by any court, governmental authority or arbitrator, which if adversely decided might result, either individually or collectively, in any material adverse change in the business, properties, operations or conditions, financial or otherwise, of the Guarantor or any of its Subsidiaries and, to the best of the Guarantor's knowledge, there is no basis for any such action, suit or proceeding,

                  (f) Financial Condition. The consolidated balance sheet of the Guarantor and its Subsidiaries and the consolidated statements of income, retained earnings and changes in financial position of the Guarantor and its Subsidiaries for the fiscal year ended August 31, 2000, and certified by Ernst & Young LLP, independent certified public accountants, and the interim consolidated balance sheet and. interim consolidated statements of income, retained earnings and changes in financial position of the Guarantor and its Subsidiaries, as of or for the nine-month period, ended on June 3, 2001, copies of which have been furnished to Bank One, fairly present the consolidated financial position of the Guarantor and its Subsidiaries as at the respective dates thereof, and the consolidated results of operations of the Guarantor and its Subsidiaries for the respective periods indicated, all in accordance with generally accepted accounting principles consistently applied (subject, in the case of said interim statements, to year-end audit adjustments). Except as set forth on Exhibit B, there has been no material adverse change in the business, properties, operations or condition, financial or otherwise, of the Guarantor or any of its Subsidiaries since June 3, 2001.

                  (g) Consents, Etc. No consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without limitation any creditor or equity holder of the Guarantor or any of its Subsidiaries, is required on the part of the Guarantor in connection with the execution, delivery and performance of this Guaranty or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Guaranty, except as have been obtained.

                  (h) Taxes. The Guarantor and its Subsidiaries have filed all tax returns (federal, state and local) required to be filed and have paid all taxes shown thereon to be due, including interest and penalties, except for those that are being contested in good faith by appropriate proceedings as to which adequate financial reserves have been established on their respective books and records for payment thereof.

                  (i) Title to Properties. Except as set forth in the financial statements described in paragraph 5(f) or as otherwise disclosed in the financial statements delivered to Bank One pursuant to paragraph 6(d), the Guarantor and its Subsidiaries have good and marketable title to, and a valid indefeasible ownership interest in, all of their respective properties and assets, free and clear of any lien or security interest, except for (i) liens for taxes not delinquent or for taxes being contested in good faith by appropriate proceedings as to which adequate financial reserves have been established on its books and records, (ii) liens created in connection with workers' compensation, unemployment insurance, and social security, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature made in the ordinary course of business and
(iii) liens permitted under the Credit Agreement, Amcast Credit Agreement or the LIFO Credit Agreement.
                  .
         6. Covenants. The Guarantor agrees that, until the Maturity Date and thereafter until payment in full of the principal of and accrued interest on the Notes held by Bank One, and the performance of all other obligations of the Company to Bank One under the Credit Agreement, unless Bank One shall otherwise consent in writing:

                  (a) Preservation of Corporate Existence, Etc. The Guarantor shall, and shall cause each of its Subsidiaries to preserve and maintain its existence and qualify and remain qualified to do business in good standing in each jurisdiction in which such qualification is necessary under applicable law except where the failure to so qualify would not have a material adverse effect on the Guarantor.

                  (b) Compliance with Laws, Etc. The Guarantor shall, and shall cause each of its Subsidiaries to comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could materially and adversely affect the financial condition or operations of the Guarantor or any of its Subsidiaries or the legality, validity or enforceability of this Guaranty (such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property), except to the extent that compliance with any of the foregoing is being contested in good faith and by appropriate legal proceedings and with respect to which adequate financial reserves have been established on the books and records of the Guarantor or such Subsidiary.

                  (c) Maintenance of Insurance. The Guarantor shall, and shall cause each of its Subsidiaries to maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated.

     (d) Reporting Requirements. The Guarantor shall furnish to Bank One the same financial report as required under the Amcast Credit Agreement.

                   (e) Access to Records, Books, Etc. The Guarantor shall, and shall cause each of its Subsidiaries to, at any reasonable time and from time to time, permit Bank One or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Guarantor and its Subsidiaries, and to discuss the affairs, finances and accounts of the Guarantor and its Subsidiaries with their respective officers and employees.

                  (f) Consolidation, Merger and Sale of Assets. The Guarantor shall not nor shall it permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) assets constituting (in the aggregate) 25% or more of the value of the Guarantor's Consolidated Total Assets (as determined in accordance with generally accepted accounting principles consistently applied), provided that (i) the Guarantor may enter into a merger transaction if it is the surviving entity and no event of default would result therefrom, and (ii) any Subsidiary may merge into, or sell, convey, lease or otherwise dispose of any or all of its property to the Guarantor, another Subsidiary or any Person that after giving effect to the foregoing shall constitute a Subsidiary, provide that no event of default would result therefrom.

                  (g) Changes in Business. The Guarantor and its Subsidiaries will not enter into any business which is substantially different from that presently conducted by them. For purposes of this subparagraph, "substantially different" means "outside of the metal manufacturing or processing business."

                  (h) Additional Liens. The Guarantor will not, nor will it permit any of its Subsidiaries to, create, assume or incur, directly or indirectly, any Lien on any of its properties or assets except as permitted under the Credit Agreement, Amcast Credit Agreement or LIFO Credit Agreement as in effect on the date hereof.

     7. Events of Default. The occurrence of any of the following events or conditions shall be deemed an "event of default" hereunder unless waived by Bank One pursuant to paragraph 9:

                  (a) An event of default under that certain Credit Agreement dated as of August 14, 1997, among, the Guarantor, various Financial Institutions, and Key Bank, National Association, individually and as agent, as such agreement may be amended, restated, or refinanced from time to time (the "Amcast Credit Agreement"); or

     (b) The Guarantor shall fail to pay when due any amount payable under paragraph 1 hereof, or

                  (c) Any representation or warranty made by the Guarantor in paragraph 5 hereof or in any other document or certificate furnished by or on behalf of the Guarantor in connection with this Guaranty shall prove to have been incorrect in any material respect when made or any material provision of this Guaranty shall at any time for any reason cease to be valid and binding and enforceable against the Guarantor, or the validity, binding effect or enforceability thereof shall be contested by any person, or the Guarantor shall deny that it has any or further liability or obligation under this Guaranty, or this Guaranty shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to Bank One the benefits purported to be created thereby; or

                  (d) The Guarantor shall default in the due performance or observance by it of any term, covenant or agreement to be performed or observed pursuant to paragraph 6 (other than paragraph 6(d)), and such default shall continue for a period of five days after the Company has knowledge or should have knowledge of such default; or

                  (e) The Guarantor shall default in any material respect in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subparagraphs (a) through (d) of this paragraph 7, inclusive) contained in this Agreement and such default shall continue unremedied for a period of 30 days after the Guarantor shall. have become aware of the existence of such default; or

                  (f) The Guarantor or any of its Subsidiaries (each a "Designated Party") shall default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than under the Credit Agreement), including any and all interest and fees accrued to the date of default, the aggregate amount of which was at least $5,000,000 at the time of the default, or any Designated Party shall default in the performance or observance of any obligation or condition with respect to any such other Indebtedness if the effect of such default (after giving effect to any applicable grace period) is to accelerate the maturity of any such Indebtedness or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity; or

                  (g) A judgment or order for the payment of money (if the aggregate amount involved is at least $5,000,000 in excess of the amount of all insurance applicable thereto), or any other judgment or order (whether or not for the payment of money), shall be rendered against or shall affect the Guarantor or any of its Subsidiaries which causes or could cause a material adverse change in the business, properties, operations or condition, financial or otherwise, of the Guarantor or any of its Subsidiaries or which does or could have a material adverse effect on the legality, validity or enforceability of this Guaranty, and either (i) such judgement or order shall have remained unsatisfied for a period of 30 days and the Guarantor or such Subsidiary shall not have taken action necessary to stay enforce thereof, by reason of pending appeal or otherwise, prior to the expiration of the applicable period of limitations for taking such action or, if such action shall have been taken, a final order denying such stay shall have been rendered, or (ii) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order; or

                  (h) The occurrence of a Reportable Event that results in or there is a reasonable possibility that it could result in liability of the Guarantor, any Subsidiary of the Guarantor or any of their ERISA Affiliates to the PBGC or to any Plan which is material and adverse to any of them and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof, or the occurrence of any Reportable Event which there is a reasonable possibility that it could constitute grounds for termination of any Plan of the Guarantor, its Subsidiaries or their ERISA Affiliates by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof, or the filing by the Guarantor, any Subsidiary of the Guarantor or any of their ERISA Affiliates of a notice of intent to terminate a Plan or the institution of other proceedings to terminate a Plan which is material and adverse to any of them; or the Guarantor, any Subsidiary of the Guarantor or any of their ERISA Affiliates shall fail to pay when due any liability to the PBGC or to a Plan which is material and adverse to any of them; or the PBGC shall have instituted proceedings to terminate, or to cause a trustee to be appointed to administer, any Plan of the Guarantor, its Subsidiaries or their ERISA Affiliates; or any person engages in a Prohibited Transaction with respect to any Plan which results in or there is a reasonable possibility that it could result in liability of the Guarantor, any Subsidiary of the Guarantor, any of their ERISA Affiliates, any Plan of the Company, its Subsidiaries or their ERISA Affiliates, or fiduciary of any such Plan which is material and adverse to any of them; or failure by the Guarantor, any Subsidiary of the Guarantor or any of their ERISA Affiliates to make a required installment or other payment to any Plan within the meaning of Section 302(f) of ERISA or
Section 412(n) of the Code that results in or there is a reasonable possibility that it could result in liability of the Guarantor, any Subsidiary of the Guarantor or any of their ERISA Affiliates to the PBGC or any Plan which is material and adverse to any of them; or the withdrawal of the Guarantor, any of its Subsidiaries or any of their ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(9a)(2) of ERISA; or the Guarantor, any of its Subsidiaries or any of their ERISA Affiliates becomes an employer with respect to any Multiemployer Plan without the prior written consent of Bank One; or

                   (i) The Guarantor or any of its Subsidiaries shall be dissolved or liquidated (or any judgment, order or decree therefor shall be entered), or shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute, or there shall be instituted against the Guarantor or any of its Subsidiaries, any proceeding or case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtor or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets, rights, revenues or property, and, if such proceeding is instituted against the Guarantor or such Subsidiary and is being contested by the Guarantor or such Subsidiary, as the case may be, in good faith by appropriate proceedings, such proceedings shall remain undismissed or unstayed for a period of 60 days; or the Guarantor or such Subsidiary shall take any action (corporate or other) to authorize or further any of the actions described above in this subsection; or

                  (j) The acquisition of, or, if earlier, the shareholder or director approval of the acquisition of, ownership or voting control, directly or indirectly, beneficially or of record, on or after the date set forth above, by any Person or group (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934, as then in effect), of shares representing more than thirty-three percent (33%) of the outstanding capital stock of Guarantor; or (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors of Guarantor by Persons who were neither (i) nominated by the board of directors of Guarantor nor (ii) appointed by directors so nominated.

         8. Remedies. (a) Upon the occurrence and during the continuance of such event of default, Bank One may, in addition to the remedies provided in Section
6.2 or 6.3 of the Credit Agreement, enforce its rights either by suit in equity, or by action at law, or by other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Guaranty or in aid of the exercise of any power granted in this Guaranty and may enforce payment under this Guaranty and any of its other rights available at law or in equity.

                  (b) Subject to the terms of the Amcast Forbearance Agreement, upon the occurrence and during, the continuance of any event of default hereunder, Bank One is authorized at any time and from time to time, without notice to the Guarantor (any requirement for such notice being expressly waived by the Guarantor) to set off and apply against any and all of the obligations of the Guarantor now or hereafter existing under this Guaranty any deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Bank One to or for the credit or the account of the Guarantor and any property of the Guarantor from time to time in possession of Bank One, irrespective of whether or not Bank One shall have made any demand hereunder and although such obligations may be contingent and unmatured. The rights of Bank One under this subparagraph (b) are in addition to other rights and remedies (including, without limitation, other rights of setoff) which it may have.

                  (c) To the extent that it lawfully may, the Guarantor agrees that it will not at any time insist upon or plead, or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, which may affect observance or performance of the provisions of this Guaranty, the Credit Agreement, the Notes or any Security Document; nor will it claim, take or insist upon any benefit or advantage of any present or future law providing, for the evaluation or appraisal of any security for its obligations hereunder or the Company under the Credit Agreement and under the Notes prior to any sale or sales thereof which may be made under or by virtue of any instrument governing the same; nor will it, after any such sale or sales, claim or exercise any right, under any applicable law, to redeem any portion of such security so sold.

         9. Amendments, Etc. This Guaranty may be amended from time to time and any provision hereof may be waived by the parties hereto. No such amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Bank One, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         10. Notices. All notices and other communications hereunder shall be in writing and shall be delivered or sent to the Guarantor at 7887 Washington Village Drive, Dayton, Ohio 45459, Attention: Chief Financial Officer, Facsimile No. 937-291-7007, to Bank One at 100 East Broad Street, OH1-0225, Columbus, Ohio 43271-0225, Attention: Michael Reeves, or to such other address as may be designated by the Guarantor and Bank One by notice to the other party hereto. All notices and other communications shall be deemed to have been given at the time of actual delivery thereof to such address, or if sent by certified or registered mail, postage prepaid, to such address, on the third day after the date of mailing, or in the case of telex notice, upon receipt of the appropriate answerback, provided, however, that notices to Bank One shall not be effective until received.

         11. Conduct No Waiver, Remedies Cumulative. The obligations of the Guarantor under this Guaranty are continuing obligations and an additional cause of action shall arise in respect of each event of default hereunder. No course of dealing on the part of Bank One, nor any delay or failure on the part of Bank One in exercising any right, power or privilege hereunder shall operate as a waiver of such night, power or privilege or otherwise prejudice Bank One's rights and remedies hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to Bank One under this Agreement is intended to be exclusive of any other night or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy given by this Agreement or by applicable law to Bank One may be exercised from time to time and as often as may be deemed expedient by Bank One.

         12. Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of the Guarantor made herein or in any certificate or other document delivered pursuant hereto shall be deemed to be material and to have been relied upon Bank One, notwithstanding any investigation heretofore or hereafter made by Bank One or on Bank One's behalf.

     13. Successors and Assigns. The rights and remedies of Bank One hereunder shall inure to the benefit of, and the duties and obligations of the Guarantor hereunder shall be binding upon, the parties hereto and their respective successors and assigns.

     14. Governing Law. This Guaranty is a contract made under, and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with, the laws of the State of Indiana applicable to contracts to be made and performed entirely with such State.

     15. Definitions, Headings. As used herein the following terms shall have the following respective meanings:

     "Amcast Credit Agreement": shall have the meaning ascribed to it in paragraph 7(a).


                  "Amcast Forbearance Agreement" means the Agreement that has been entered into between Amcast and Bank One relating to the default under the Prior Credit Agreement.

                  "Consolidated Total Assets" means at any time the total assets of the Guarantor and its Subsidiaries determined on a consolidated basis.

                  "Lien" shall have the meaning ascribed thereto in the Amcast Credit Agreement.

                  "LIFO Credit Agreement" means the Last In First Out Credit Agreement dated as of June 5, 2001, among, the Guarantor, various financial institutions, and Key Bank, National Association, individually and as agent, as such agreement may be amended, restated, or refinanced from time to time

Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. The headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify any of its terms or provisions hereof.

         16. Construction of Certain Provisions. All computations required hereunder and all financial terms used herein shall be made or construed in accordance with generally accepted accounting principles unless such principles are inconsistent with the express requirements of this Guaranty. If any provision of this Guaranty refers to any action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person, whether or not expressly specified in such provision.

         17. Integration. and Severability. This Guaranty embodies the entire agreement and understanding between the Guarantor and Bank One and supersedes all prior all agreements and understandings relating to the subject matter hereof. In case one or more of the obligations of the Guarantor under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Guarantor shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Guarantor under this Guaranty in any other jurisdiction.

         18. Waiver of July Trial. Bank One and the Guarantor, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right any of them may have to a trial by jury 'in any litigation based upon or arising out of this Guaranty or any related instrument or agreement or any of the transactions contemplated by this Guaranty or any course of conduct, dealing, statements (whether oral or written) or actions of either of them. Neither Bank One nor the Guarantor shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either Bank One or the Guarantor except by a written instrument executed by each of them.

         IN WITNESS WHEREOF, the parties have caused this Guaranty to be duly executed and delivered as of the day and year first above written.

                      AMCAST INDUSTRIAL CORPORATION

                      By:   /s/ Francis J. Drew

                      Its:      Vice President


                      BANK ONE, INDIANA, NATIONAL
                        ASSOCIATION

                      By:   /s/ Michael A. Reeves

                      Its:      Vice President

                                   ANNEX I TO
                          GUARANTY AGREEMENT - BANK ONE

                                  SUBSIDIARIES
                                                           Percentage of
Name of                       Jurisdiction               Ownership by Company
Subsidiary                   of Organization            or Other Subsidiaries




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                                  EXHIBIT A TO
                          GUARANTY AGREEMENT - BANK ONE

                            OUTSTANDING INDEBTEDNESS









                                   LITIGATION